Exhibit 5.1

DAVID M. BOVI, P.A.

January 28, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:

SMTP, Inc. Registration Statement on Form S-1

(File No. 333-193099)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by SMTP, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

In rendering this opinion, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein, including the Registration Statement, the Company’s certificate of incorporation and bylaws, and the corporate action of the Company that provides for the issuance of the securities being sold pursuant to the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials.

In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ David M. Bovi, P.A.

David M. Bovi, P.A.